Item 77Q (1)(e) - Copies of any new or amended investment advisory contracts

Sub-Advisory Agreement between Touchstone Advisors, Inc. and Wilshire Associates, Incorporated with respect to the Touchstone Controlled Growth with Income Fund, Touchstone Dynamic Diversified Income Fund and Touchtone Dynamic Global Allocation Fund dated November 23, 2015 is herein incorporated by reference to Post-Effective Amendment No. 128 to the Registration Statement on Form N-1A (Accession No. 0001104659-15-081166) as filed with the SEC on November 24, 2015.